UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2004

MAGIC MEDIA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29921	65-0494581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 North Federal Highway, Fort Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 764-0579

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

               Acquisition of National Hotel Network and ALW Communications

               On December 31, 2004, Magic Media Network, Inc. ("we," "our" or the "Company") entered into agreements to acquire all of the outstanding stock of National Hotel Network, Inc. ("NHN") and ALW Communications, Inc. ("ALW") from their co-founders Alec Lindenauer and Lou Wolfson. The agreements provided for the payment of $100,000 cash for the purchase of the NHN stock and 1,282,353 shares of Magic Media common stock for the ALW stock.

               Subsidiary (Hotel TV, Inc.) Employment Agreements

               In connection with the acquisitions listed above, our wholly owned subsidiary, Hotel TV, Inc., entered into employment agreements with Alec Lindenauer and with Lou Wolfson, effective December 31, 2004. The agreements provide for the employment by Hotel TV, Inc. of Messrs. Lindenauer and Wolfson, as co-presidents. Each agreement is for a three-year term and each agreement provides for initial annual compensation of $50,000 plus commissions, with compensation increases to be determined by percentage revenue increases over a base amount. The employment agreements specifically provide that Magic Media Networks, Inc., the parent company of Hotel TV, Inc., is not a party to the agreements and has no obligations under the agreements.

               Mr. Lindenauer and Mr. Wolfson were co-founders of the acquired companies, with Mr. Lindenauer primarily responsible for operations and Mr. Wolfson primarily responsible for sales. Prior to establishing ALW in 2002, Mr. Lindenauer was one of the founders of The Active Network, Inc., a data, transaction and marketing services company for the participatory sports and recreation industry. He spent five years developing and implementing programs and products that consistently increased adoption of that company's core products. Prior to his employment at The Active Network, Mr. Lindenauer spent two years as the editor of Florida Sports Magazine and previously was responsible for publicizing, promoting and facilitating media relations for the Orlando Magic of the National Basketball Association. Before starting ALW in 2002, Mr. Wolfson was a founding member of The Active Sports Marketing Group, where he helped create a sports marketing agency dedicated to participatory athletes. His experience with top sports related companies included managing successful campaigns in print media, Internet and other programs. Mr. Wolfson began his marketing career at Florida Sports Magazine where he fostered relationships with sports specialty retailers throughout the state. He was later named Associate Publisher of the Orlando edition and recognized as the magazine's top salesperson.

Item 2.01 - Completion of Acquisition or Disposition of Assets

               Acquisition of National Hotel Network and ALW Communications

               On December 31, 2004 the Company completed the acquisition of all of the issued and outstanding stock of National Hotel Network, Inc. ("NHN") and ALW Communications, Inc. ("ALW"), as described above in Item 1.01 Entry into a Material Definitive Agreement -Acquisition of National Hotel Network and ALW Communications. The combined purchase price of the transactions was $100,000 cash (for the stock of NHN) and 1,282,353 shares of our common stock (for the stock of ALW). We acquired NHN and ALW from Alec Lindenauer and Lou Wolfson, both of whom entered into employment agreements with Hotel TV, Inc., a wholly owned subsidiary of the Company on December 31, 2004.  Unaudited condensed combined financial statements of the acquired companies are attached to this Report on Form 8-K. The assets (unaudited) of the combined acquired companies, at December 31, 2004, totaled approximately $9,000. The combined liabilities of the acquired companies were approximately $23,000 at December 31, 2004.  In addition to the balance sheet assets and liabilities, the acquired companies have intellectual property and contractual relationships that we plan to further develop.

               We plan to integrate the new acquisitions, which will be operated under the brand Hotel TV, Inc., with our exiting operations, Bar TV and Gym TV so as to offer national advertisers an opportunity to reach a targeted audience at reasonable advertising rates.

               Description of the Acquired Companies

               Founders Alec Lindenauer and Lou Wolfson established ALW Communications, Inc. in August 2002 and shortly thereafter, the concept for the City Traveler television program was introduced to South Florida's largest and most well known hotels. The show is an in-room television program designed to be a hotel guest's visual guide to the area. Each episode runs in a continuous loop on a dedicated channel, giving guests 24-hour access to an "insider's look" at the area's finest restaurants, attractions and shopping destinations. In May 2003, the show went live and now airs in 27 premier hotels in the Greater Miami and Fort Lauderdale areas. The City Traveler television show is currently offered at no cost to hotels and is broadcast from equipment installed in each hotel by independent contractors paid by ALW Communications, Inc. Hotels traditionally grant City Traveler exclusive broadcast rights for this type of programming.

               Unlike traditional television shows with conventional commercials, City Traveler attracts advertisers by offering advertisements that are actual pieces of a television show. An Emmy award winning production staff works with each client to create a unique 60- to 120-second "advertorial" to entertain, educate and motivate targeted hotel guests. City Traveler episodes consist of 15-30 of these individual segments, each highlighting a specific destination.

               In early 2004, in order to attract national advertisers, the National Hotel Network was formed as a sales organization to represent five companies (including ALW Communications, Inc.) that operate City Traveler-type channels in 11 U.S. cities. Through these local affiliates, the network has a viewer base in more than 470 hotels and 135,000 hotel rooms. Each affiliate independently produces their own travel show, however the National Hotel Television Network has contracts with each to sell customary 30, 60, and 90-second commercials. These contracts require that affiliates may not join a competing network, and that National Hotel Television Network not represent competitors airing programming in the affiliates' local markets.

Item 3.02 - Unregistered Sales of Equity Securities

               As of December 31, 2004, we issued of a total of 1,282,353 shares of our common stock in exchange for all of the outstanding shares of ALW Communications, Inc., as described above in Items 1.01 and 2.01. Of these shares, 50% were issued to Alec Lindenauer and 50% were issued to Lou Wolfson. All of the newly issued shares of common stock are restricted as to transferability. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration.

Item 9.01 - Financial Statements and Exhibits

(a)    Financial Statements:

F-1	Combined condensed balance sheets (unaudited) as of December 31, 2003 and 2004.
F-2	Combined condensed statements of operations (unaudited) for the years ended December 31, 2003 and 2004.

Audited financial statements are expected to be filed by January 31, 2005.

 (c)    Exhibits:

2.1	Stock Purchase Agreement to Acquire National Hotel Television Network, Inc., dated December 31, 2004
2.2	Agreement and Plan of Reorganization with ALW Communications, Inc., dated December 31, 2004
10.1	Employment Agreement - Hotel TV, Inc. and Alec Lindenauer, dated December 31, 2004.
10.2	Employment Agreement - Hotel TV, Inc. and Lou Wolfson, dated December 31, 2004.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2005

Magic Media Networks, Inc.

Registrant

By:	/s/ Gordon Scott Venters

President

ALW Communications, Inc. and National Hotel Television Network, Inc.
(a development stage enterprise)

Condensed Combined Balance Sheets
(unaudited)

Assets	12/31/2004	12/31/2003

Current assets	$ 1,182	$ 1,357
Property & equipment	8,074	6,670

Total Assets	$ 9,256	$ 8,027

Liabilities & Equity

Current liabilities	$ 23,401	$ 11,857
Equity-Paid-in capital	27,766	25,531
-Deficit accumulated during development stage	(41,911)	(29,361)

Total Liabilities & Equity	$ 9,256	$ 8,027

F-1

ALW Communications, Inc. and National Hotel Television Network, Inc.
(a development stage enterprise)

Condensed Combined Statements of Operations
(unaudited)

	Years Ended
	12/31/2004	12/31/2003

Net Sales	$ 33,763	$ 5,900
Costs and Expenses:
Costs applicable to sales and revenue	10,039	12,944
Selling, General & Administrative Expenses	39,109	42,564

(Loss) From Continuing Operations Before Income Taxes	(15,385)	(49,608)
Income Taxes	0	0

Loss from continuing operations before discontinued operations	(15,385)	(49,608)

Discontinued operations:
Income from discontinued operations (net of taxes)	2,834	33,348

Net Loss	$ (12,551)	$ (16,260)

F-2